SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) January 2, 2004


                          LYNCH INTERACTIVE CORPORATION
                          -----------------------------

             (Exact Name of Registrant as Specified in its Charter)



     Delaware                    1-15097                         06-1458056
     --------                    -------                         -----------

 (State or other             (Commission File                   (IRS Employer
  Jurisdiction of                Number)                        Identification)
  Incorporation)




  401 Theodore Fremd Avenue, Rye, New York                          10580
  ----------------------------------------                          -----

 (Address of Principal Executive Offices)                         (Zip Code)



        Registrant's Telephone Number, Including Area Code: 914-921-8821


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ITEM 5.  Other Events and Required FD Disclosures.
         ----------------------------------------

On December 31, 2003, Lynch Interactive Corporation ("Interactive") closed on a transaction that it described in its Form 10-Q, issued November 14, 2003, whereby Sunshine PCS Corporation, in which Interactive has investments of preferred stock, common stock and warrants, has sold its three PCS licenses to Cingular Wireless for a total of $13.75 million. As part of this sale, Interactive agreed to accept $7.6 million in exchange for all its preferred stock and warrants of Sunshine.

Beginning in 1996, Interactive made cumulative cash investments in these assets of over $20 million. At September 30, 2003, all of the preferred stock had a liquidation value of $26.4 million. Interactive's current book value in these investments is $3.6 million as a result of previously recorded reserves for impairments. The final accounting for this transaction will take into account the proceeds received by Interactive as well as certain indemnification obligations.

While there is a sizeable economic loss on the sale, because Interactive provided a reserve for impairment for $17 million of its costs, Interactive could recognize a book profit of up to $4 million.

                                    SIGNATURE

     Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LYNCH INTERACTIVE CORPORATION


                                  /s/Robert E. Dolan
                                  ------------------
                                  Robert E. Dolan
                                  Chief Financial Officer




Date: January 2, 2004